Exhibit 99.1

Crescent Capital BDC, Inc. Announces Private Placement of $135 Million 4.00% Senior Unsecured Notes Due 2026

LOS ANGELES—February 17, 2021—Crescent Capital BDC, Inc. (the “Company,” “Crescent BDC,” or “our”) (NASDAQ: CCAP) announced today that it has agreed to issue $135 million in aggregate principal amount of 4.00% senior unsecured notes due 2026 (the “Notes”) by entering into a first supplement (the “First Supplement”) to its Note Purchase Agreement dated July 30, 2020 (the “Note Purchase Agreement”). The Notes will be issued in two closings. The initial issuance of $50 million of Notes closed today, February 17, 2021, and the issuance of the remaining $85 million of Notes is expected to occur on or before May 17, 2021, subject to customary closing conditions. The Company also announced that on February 15, 2021, it repaid $5.4 million of its outstanding InterNotes® at par, and has informed the trustee for the InterNotes® that it expects to redeem all of the remaining outstanding InterNotes® on or shortly after March 19, 2021.

The Notes will mature on February 17, 2026 and may be redeemed in whole or in part, at Crescent BDC’s option, at any time or from time to time at par plus a “make-whole” premium, if applicable. The Company intends to use the proceeds of the offering to repay outstanding debt and for general corporate purposes. Except as set forth in the Supplement, the Notes have the same terms as the unsecured notes that the Company previously issued pursuant to the Note Purchase Agreement and the supplements thereto, respectively.

“We are very pleased to announce this debt offering, which was supported by existing and new debt investors whom we would like to welcome as long-term partners,” said Jason Breaux, Chief Executive Officer of Crescent BDC. “The offering improves Crescent BDC’s financial flexibility and funding profile and allows us to continue to pursue attractive new investment opportunities.”

The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This news release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Wells Fargo acted as exclusive placement agent for the Company in connection with the Notes offering.

About Crescent BDC

Crescent BDC is a business development company that seeks to maximize the total return of its stockholders in the form of current income and capital appreciation by providing capital solutions to middle market companies with sound business fundamentals and strong growth prospects. Crescent BDC utilizes the extensive experience, origination capabilities and disciplined investment process of Crescent Capital Group LP (“Crescent”). Crescent BDC is externally managed by Crescent Cap Advisors, a subsidiary of Crescent. Crescent BDC has elected to be regulated as a business development company under the Investment Company Act of 1940. For more information about Crescent BDC, visit http://crescentbdc.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

About Crescent Capital Group LP

Crescent is a global credit investment manager with approximately $30 billion of assets under management. For nearly 30 years, the firm has focused on below investment grade credit through strategies that invest in marketable and privately originated debt securities including senior bank loans, high yield bonds, and private senior, unitranche, and junior debt securities. Crescent is headquartered in Los Angeles with offices in New York, Boston, and London and more than 180 employees globally. For more information about Crescent, visit www.crescentcap.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact:

Daniel McMahon

daniel.mcmahon@crescentcap.com

212-364-0149

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Crescent BDC undertakes no duty to update any forward-looking statements made herein.